Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. (No. 333-233431) on Form S-8 of our report dated December 10, 2019, appearing in this Annual Report on Form 10-K of Pioneer Bancorp, Inc. relating to the consolidated financial statements for the two years ended June 30, 2019.

/s/ Bonadio & Co., LLP

Syracuse, New York

December 10, 2019